UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Carronade Capital Master, LP (“Carronade”), together with the other participants in its solicitation, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Cannae Holdings, Inc., a Nevada corporation (the “Company”). Carronade has filed a supplement to its definitive proxy statement that includes certain additional information on the Annual Meeting.

Item 1: On December 1, 2025, Carronade issued the following press release:

Clean Sweep for Carronade as All Three Leading Independent Proxy Advisory Firms Recommend Cannae Shareholders Vote “FOR” All Carronade Nominees on GOLD Proxy Card

Egan-Jones Cites Cannae’s “Financial Underperformance”, “Misaligned Capital Allocation”, “Lack of Credible Shareholder Distribution Plan” and “Governance Concerns” in Joining ISS and Glass Lewis in Recommending Cannae Shareholders Elect ALL FOUR of Carronade’s Nominees

All Three Advisory Firms Unanimously Support Carronade’s Compelling Case for Change and Endorse Nominees Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible

Recommends Shareholders “WITHHOLD” on All Four Cannae Nominees

DARIEN, Conn., December 1, 2025 – Carronade Capital Master, LP (together with its affiliates, “Carronade Capital”, “our” or “we”), which beneficially owns approximately 3.2 million shares of Common Stock of Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) and is one of the Company’s top shareholders, today announced that Egan-Jones Ratings Company (“Egan-Jones”) joins Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) in recommending that Cannae shareholders vote “FOR” Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible and “WITHHOLD” on all four of Cannae’s nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, on Carronade’s GOLD proxy card in connection with Cannae’s 2025 Annual Meeting of Shareholders to be held on December 12th, 2025.

Within its report, Egan-Jones acknowledges that “Cannae Holdings has demonstrated persistent operational and financial underperformance, largely driven by poor capital allocation” and concludes that “Carronade Capital has presented a compelling case for boardroom change” and
“Cannae would benefit from a new set of independent, fresh perspectives, given the combined skills, expertise, and public company experience of the Carronade nominees.”

In making its recommendation, Egan-Jones noted:

•	“…we believe that Cannae’s persistent underperformance is rooted from systemic weaknesses in Board oversight and accountability, which are exacerbated by clear conflicts of interest. These chronic issues have allowed management to pursue strategies at the expense of shareholders, perpetuating financial underperformance and lack of confidence in the current management and Board. A prime example of this is the financing of three SPACs of which Mr. Foley was an external sponsor and received hundreds of millions of dollars when the SPACs acquired a target. Additionally, many of the directors are directors or executives with Foley-affiliated companies, and Cannae has invested in many of these companies.”

•	“Financial Underperformance. Cannae’s TSR has steadily declined since 2021, underperforming peers and the broader market. Earnings have deteriorated sharply, signaling the incumbent Board and management’s persistent inability to generate sustainable shareholder value.”

•	“Misaligned Capital Allocation. Most of Cannae’s acquisitions and equity investments since 2017 have failed to create meaningful value, while Mr. Foley and affiliates have personally benefitted. We believe that the pattern of losses from underperforming assets highlights the Company’s systemic strategic misalignment and poor capital deployment.”

•	“Lack of Credible Shareholder Distribution Plan. Proceeds from major asset sales such as Dun & Bradstreet remain unreturned to shareholders, with no clear or transparent framework for distribution. Prior proceeds, such as from the sale of Ceridian, funded Mr. Foley’s failed SPACs. This lack of accountability undermines investor confidence and perpetuates the discount to NAV.”

•	“Governance Concerns. Cannae suffers from severe conflicts of interest and “pay-for-failure” practices that reward executives at shareholders’ expense.”

•	“The multitude of entanglements between Mr. Foley, the directors, and the companies that Cannae is pouring capital into, combined with the lackluster returns and the extreme discount to NAV (estimated at 30+%) indicate shareholders’ lack of confidence in management to generate value.”

•	“We believe that the absence of a clear and transparent framework for returning capital has undermined investor confidence which significantly contributes to the persistent discount to NAV and heightened concerns about the efficiency of Cannae’s capital management.”

•	“Overall, we believe that this outcome highlights a problem with Cannae’s asset allocation, as many past investments—such as Dun & Bradstreet and Ceridian—were sold off due to underperformance. The losses from equity losses and recognized losses on asset sales also demonstrate poor allocation of capital. We believe that the absence of a stable, high performing portfolio mix due to poor capital allocation decisions has contributed significantly to Cannae’s operational and financial challenges, as reflected in its weak total shareholder return (TSR), earnings, and profitability. We believe that this chronic pattern of strategic misalignment has inhibited shareholder returns.”

•	“Additionally, between 2020 and 2024, Cannae deployed significant capital into SPACs that acquired Paysafe ($550 million), Alight ($457 million), and System1 ($248 million). However, these investments resulted in substantial impairments and losses totaling nearly $912 million. While the Company absorbed these losses, Mr. Bill Foley, Cannae’s long-time executive and current Vice Chairman, benefited personally. The SPAC structures allowed Foley and his affiliates to acquire substantial sponsor shares and warrants, generating outsized personal profits despite the SPACs’ overall underperformance.”

To ensure the election of Carronade’s nominees, it is essential that shareholders follow the recommendations of ISS, Glass Lewis and Egan-Jones and vote “FOR” Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible and “WITHHOLD” on Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey on Carronade’s GOLD proxy card. Shareholders must cast their votes on or before 11:59 pm Pacific Time on December 11, 2025.

For more information, including voting instructions, please visit ImproveCannae.com.

About Carronade Capital

Carronade Capital Management, LP (“Carronade Capital Management”) is a multi-strategy investment firm based in Darien, Connecticut with approximately $2.7 billion in assets under management that focuses on process driven investments in catalyst-rich situations. Carronade Capital Management, founded in 2019 by industry veteran Dan Gropper, currently employs 17 team members. Carronade Capital was launched on July 1, 2020. Dan Gropper brings with him nearly three decades of special situations credit experience serving in senior roles at distinguished investment firms, including Elliott Management Corporation, Fortress Investment Group and Aurelius Capital Management, LP.

Media Contact:

Paul Caminiti / Jacqueline Zuhse

Reevemark

(212) 433-4600

Carronade@reevemark.com

Investor Contacts:

Andy Taylor / Win Rollins

Carronade Capital Management, LP

(203) 485-0880

ir@carronade.com

Pat McHugh

Okapi Partners LLC

(855) 208-8903

(212) 297-0720

info@okapipartners.com

Disclaimers

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Cannae Holdings, Inc. (the “Company”) will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide financial, legal or investment advice. Each shareholder of the Company should independently evaluate the proxy materials and make a decision that aligns with their own financial interests, consulting with their own advisers, as necessary.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Carronade Capital and its affiliates believe that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Carronade or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the U.S. Securities and Exchange Commission, including those listed under “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q . The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Carronade does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this press release is based on data obtained from sources considered to be reliable. Any analyses provided herein is intended to assist the reader in evaluating the matters described herein and may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are estimates and, unless required by law, are subject to revision without notice.

Certain of the funds(s) and/or account(s) (“Accounts”) managed by Carronade Capital Management, LP (“Carronade Capital Management”) currently beneficially own shares of the Company. Carronade Capital Management in the business of trading (i.e., buying and selling) securities and intends to continue trading in the securities of the Company. You should assume the Accounts will from time to time sell all or a portion of its holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Carronade Capital Management’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Carronade Capital Management’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including, without limitation, other investment opportunities available to Carronade Capital Management, concentration of positions in the portfolios managed by Carronade Capital Management, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in the Company’s share price on or following the date hereof, Carronade Capital Management may buy additional shares or sell all or a portion of its Account’s holdings of the Company (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments relating to the Company’s shares). Carronade Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Additional Information

Carronade Capital Master, LP, together with the other participants in its proxy solicitation (collectively, “Carronade Capital”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Carronade Capital’s highly-qualified director nominees at the 2025 annual meeting of shareholders of the Company (the “Annual Meeting”). Shareholders are advised to read the proxy statement (including any amendments or supplements thereto) and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Carronade Capital’s proxy solicitation. These materials and other materials filed by Carronade Capital with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Carronade Capital with the SEC are also available, without charge, by directing a request to Carronade Capital’s proxy solicitor, Okapi Partners LLC, at its toll-free number (855) 208-8903 or via email at info@okapipartners.com.

Carronade Capital has neither sought nor obtained consent from any third party to use previously published information in this press release, including any quotes used in this press release.

Item 2: Also on December 1, 2025, Carronade posted the following materials to social media: